                                                                     EXHIBIT (7)



                        ASSUMPTION REINSURANCE AGREEMENT


                                    Between


                      Merrill Lynch Life Insurance Company
                          Tandem Insurance Group, Inc.
                      Royal Tandem Life Insurance Company

                                      and


                         Family Life Insurance Company



                             Dated:  March 21, 1991

                               TABLE OF CONTENTS


                                                                                                                       Page

                                                              ARTICLE I
                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .   1

A.       Administrative Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

B.       Assumption Closings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

C.       Assumption Date(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

D.       Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

E.       Indemnity Reinsurance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

F.       Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

G.       Stock Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                              ARTICLE II
                                                          ASSUMPTION OF RISK  . . . . . . . . . . . . . . . . . . . . .   2

A.       Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

B.       Assumption on Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

C.       Assumption After the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

D.       Assumption Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                             ARTICLE III
                                                          TRANSFER OF ASSETS  . . . . . . . . . . . . . . . . . . . . .   5

A.       Assets Other Than Separate Account Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

B.       Separate Account Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

C.       Ceding Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

D.       Release of MLLIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                              ARTICLE IV
                                                          BOOKS AND RECORDS   . . . . . . . . . . . . . . . . . . . . .   6

                                                              ARTICLE V
                                                       ASSUMPTION CERTIFICATES  . . . . . . . . . . . . . . . . . . . .   7

                                                                                                                       Page
                                                              ARTICLE VI
                                                REPRESENTATIONS AND WARRANTIES OF FLIC  . . . . . . . . . . . . . . . .   7

A.       Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

B.       Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

C.       Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

D.       Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                             ARTICLE VII
                                             REPRESENTATIONS AND WARRANTIES OF REINSURERS . . . . . . . . . . . . . . .   9

A.       Representations and Warranties of MLLIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         1.      Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

         2.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         3.      Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         4.      Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

B.       Representations and Warranties of TIG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         1.      Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         2.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.      Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         4.      Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

C.       Representations and Warranties of TIG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         1.      Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         2.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         3.      Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         4.      Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                             ARTICLE VIII
                                                           INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .  17

                                                                                                                      Page
                                                              ARTICLE IX
                                                             ARBITRATION  . . . . . . . . . . . . . . . . . . . . . .   21

                                                              ARTICLE X
                                                                NOTICE  . . . . . . . . . . . . . . . . . . . . . . .   22

                                                              ARTICLE XI
                                                   CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . .   23

A.       Governmental Filings and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

B.       Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

C.       Establishment of Separate Accounts by MLLIC,
         TIG and Royal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

D.       No Pending Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                                                             ARTICLE XII
                                                 EFFECTIVE DATE, CLOSING AND LOCATION . . . . . . . . . . . . . . . .   25

                                                             ARTICLE XIII
                                                             TERMINATION  . . . . . . . . . . . . . . . . . . . . . .   25

                                                             ARTICLE XIV
                                                          COVENANTS OF FLIC   . . . . . . . . . . . . . . . . . . . .   26

A.       Nonsolicitation of Policyholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

B.       Covenant Not to Disclose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

C.       Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                              ARTICLE XV
                                                            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . .   28

A.       Acknowledgement of Indemnity Reinsurance Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

B.       Maintenance of Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

C.       Acknowledgement of Administrative Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

D.       Trademark and Other Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

E.       No Ceding Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

F.       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                                                                                                    Page
G.       Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

H.       Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

I.       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

J.       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

K.       Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                    EXHIBITS


A.       ADMINISTRATIVE SERVICE AGREEMENT BETWEEN FLIC AND MLLIC

B.       INDEMNITY REINSURANCE AGREEMENT BETWEEN FLIC AND MLLIC

C.       POLICIES TO BE ASSUMED BY MERRILL LYNCH LIFE INSURANCE COMPANY

D.       POLICIES TO BE ASSUMED BY TANDEM INSURANCE GROUP, INC.

E.       POLICIES TO BE ASSUMED BY ROYAL TANDEM LIFE INSURANCE COMPANY

F.       ASSUMPTION CERTIFICATE

                        ASSUMPTION REINSURANCE AGREEMENT




         This Assumption Reinsurance Agreement ("Agreement") is made and entered into this 21st day of March, 1991, by and between Merrill Lynch Life Insurance Company, a Washington insurance corporation ("MLLIC"), Tandem Insurance Group, Inc., an Illinois corporation ("TIG"), Royal Tandem Life Insurance Company, a New York corporation ("Royal"), (MLLIC, TIG and Royal are also individually referred to herein as "Reinsurer" and collectively as "Reinsurers") and Family Life Insurance Company, a Washington insurance corporation ("FLIC").

                                   ARTICLE I

                                  DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following definitions:

A. Administrative Services Agreement shall mean the Administrative Services Agreement between FLIC and MLLIC dated _________________ and attached hereto as Exhibit A.

B. Assumption Closings shall mean the closings at which any of the Policies are assumed on an assumption reinsurance basis by a Reinsurer as contemplated by Article II.

C. Assumption Date(s) shall mean, with respect to any of the Policies, the date on which a particular policy or contract included in the Policies is assumed by a Reinsurer pursuant to Article II.

D. Effective Date shall mean such date as is described in Article XII, which date shall be the initial Assumption Date.

E. Indemnity Reinsurance Agreement shall mean the Indemnity Reinsurance Agreement between FLIC and MLLIC dated December 28, 1990, and attached hereto as Exhibit B.

F. Policies shall mean, collectively, all life insurance policies and annuity contracts of FLIC which are subject to the Indemnity Reinsurance Agreement, and as to each Reinsurer individually, shall mean those of the Policies reinsured by MLLIC, TIG or Royal as identified by form number and jurisdiction in Exhibits C, D and E to this Agreement respectively.

G. Stock Purchase Agreement shall mean the proposed agreement between Merrill Lynch Insurance Group, Inc., Family Life Insurance Company, Financial Industries Corporation and an affiliated company of Financial Industries Corporation, pursuant to which it is intended that controlling interest of FLIC will be acquired by an affiliated company of Financial Industries Corporation.

                                   ARTICLE II

                               ASSUMPTION OF RISK

A.       Generally.

         FLIC hereby agrees to cede, transfer, sell, bargain and convey unto the Reinsurers by way of assumption reinsurance all of its obligations, rights, privileges and liabilities under the

Policies, and the Reinsurers hereby agree to assume, subject to the terms and conditions of this Agreement, all obligations and liabilities of FLIC with respect to the Policies under the terms of each policy or contract included in the Policies to the maximum extent allowed by law. In connection with such assumption the Reinsurers shall be entitled to any and all defenses, offsets, counterclaims, and cross actions to which FLIC would otherwise be entitled, whether the same be known to exist or hereafter discovered.

B.       Assumption on Effective Date.

         On the Effective Date of this Agreement, which shall be the initial Assumption Date, each Reinsurer shall assumption reinsure in accordance with the terms of this Agreement, all of the Policies which are in force at that time and as to which the policyowners or contractowners thereof reside in jurisdictions where the Reinsurer designated to assume such of the Policies, as stated in Exhibits C, D and E, is authorized or permitted by law to assumption reinsure such Policies.

C.       Assumption After the Effective Date.

         After the Effective Date, FLIC and Reinsurers shall make all required regulatory filings and use their best efforts to obtain all licenses, authorizations and regulatory approvals necessary for the assumption by Reinsurers of any of the Policies which Reinsurers could not lawfully assume on the Effective Date. Both FLIC and Reinsurers shall assist each other by providing all necessary information and assistance as shall be reasonably requested by the other party for purposes of satisfying all regulatory requirements relating to the assumption by Reinsurers of all Policies. After satisfying all necessary legal requirements in a jurisdiction, the appropriate Reinsurer shall have the obligation from time to time to assume those Policies whose owners reside in such jurisdiction at an Assumption Closing.

         Reinsurers agree to undertake the responsibility to take all actions necessary to accomplish the purposes of this Article II.C. and further agree that FLIC shall be required to take independent corporate action, at no expense to FLIC, only when such action by FLIC is necessary as a precondition to proceeding to an Assumption Closing as to a particular jurisdiction.

D.       Assumption Closing.

         Each assumption by a Reinsurer of Policies shall take place at an Assumption Closing to be held at such location as is mutually agreed by the parties, at a time and date, designated by the Reinsurer, after all necessary legal requirements for such assumption have been met (including the expiration or termination of all applicable waiting periods, if any, including any extensions thereof, required under the Hart-Scott-Rodino Antitrust Improvements
Act).

                                  ARTICLE III

                               TRANSFER OF ASSETS

                 On each Assumption Date(s), including the initial Assumption Date, as to each of the Policies to be assumption reinsured on such date(s):

A.       Assets Other Than Separate Account Assets.

         1. If MLLIC is the assuming Reinsurer, MLLIC shall retain statutorily admissible assets equal to the statutory reserve established by MLLIC for such Policies pursuant to the Indemnity Reinsurance Agreement, computed in accordance with statutory accounting requirements.

         2. If TIG or Royal is the assuming Reinsurer, MLLIC shall transfer to TIG or Royal, as the case may be, statutorily admissible assets equal to the statutory reserve established by MLLIC for such Policies pursuant to the Indemnity Reinsurance Agreement, computed in accordance with statutory accounting requirements.

B. Separate Account Assets. FLIC shall transfer to MLLIC, TIG or Royal, as the case may be, assets representing the contract liabilities attributable to the variable portion of the variable annuity contracts participating in the separate account known as the Merrill Lynch Variable Annuity Account.

C. Ceding Commission. Any transfer of assets by MLLIC to TIG or Royal as identified in A. above shall be reduced by the appropriate proportion of the ceding commission previously paid by MLLIC to FLIC pursuant to the Indemnity Reinsurance Agreement.

D. Release of MLLIC. Upon any asset transfers identified in A. and B. above, MLLIC shall be released from any and all liability under the Indemnity Reinsurance Agreement as to those of the Policies assumed at any Assumption Closing at which such asset transfers occurred to the extent that such liability is transferred to the appropriate Reinsurer.

                                   ARTICLE IV

                               BOOKS AND RECORDS

         On the Assumption Dates FLIC shall transfer and deliver to the appropriate Reinsurer, at no expense to FLIC, all books, records, computer files, computer tapes and discs, other software and correspondence pertaining to the Policies assumption reinsured on such dates as may be required by the Reinsurer for the proper administration and servicing thereof, to the extent that MLLIC does not already have possession thereof pursuant to the Administrative Services Agreement. All correspondence and inquiries concerning any of the Policies which are received by FLIC subsequent to the Assumption Date of such of the Policies shall be promptly forwarded to Merrill Lynch Insurance Group Services, Inc., 4655 Salisbury Road, Suite 400, Jacksonville, Florida, 32256, Attention: Manager, Policyholder Services Department.

                                   ARTICLE V

                            ASSUMPTION CERTIFICATES

         As soon as possible after the Assumption Dates, and in any event within the time prescribed by applicable insurance laws, the appropriate Reinsurer shall mail to the last known address of each policyowner or contractowner of the Policies an Assumption Certificate in a form substantially similar to the form attached hereto as Exhibit F or in such other form as may be required by the insurance regulatory authority of the state in which the policyowner or contractowner resides.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF FLIC

FLIC hereby represents and warrants to the Reinsurers that:

A. Organization, Standing and Power. FLIC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary. FLIC is not licensed to do an insurance business in the State of New York. FLIC has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

B. Authority. The execution, delivery and compliance with the terms of this Agreement by FLIC and performance by FLIC of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of FLIC and this Agreement constitutes a valid and binding obligation of FLIC which is enforceable against FLIC in accordance with its terms.

C. Effect of Agreement. The execution and delivery of this Agreement by FLIC does not and the performance by FLIC of its obligations under this Agreement will not:

         (1) violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to FLIC;

         (2) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of FLIC;

         (3) result in the creation or imposition of any lien, charge, or encumbrance upon FLIC or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of FLIC to perform its obligations under this Agreement; or

         (4) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which FLIC is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of FLIC to perform its obligations under this Agreement, except as to any rights preserved by federal or state laws to the policyholders or contractholders of the Policies.

D. Brokers and Finders. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried out by FLIC directly with the Reinsurers without the intervention of any person on behalf of FLIC (except firms engaged by and to be compensated solely by FLIC) in such manner as to give rise to any valid claim by any person against the Reinsurers for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF REINSURERS

A. Representations and Warranties of MLLIC. MLLIC hereby represents and warrants to FLIC that:

         1. Organization, Standing and Power. MLLIC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary, except as previously disclosed by MLLIC to FLIC in writing. MLLIC has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the limitation of authority stated herein and any contrary finding of any regulatory authority as described in Article XI A. herein.

         2. Authority. The execution, delivery and compliance with the terms of this Agreement by MLLIC and performance by MLLIC of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of MLLIC and this Agreement constitutes a valid and binding obligation of MLLIC which is enforceable against MLLIC in accordance with its terms.

         3. Effect of Agreement. The execution and delivery of this Agreement by MLLIC do not, and the performance by MLLIC of its obligations under this Agreement will not:

                 (a) violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to MLLIC;

                 (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of MLLIC;

                 (c) result in the creation or imposition of any lien, charge, or encumbrance upon MLLIC or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of MLLIC to perform its obligations under this Agreement; or

                 (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to,
                          any contract or agreement to    which MLLIC is a
                          party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of MLLIC to perform its obligations under this Agreement.

         4. Brokers and Finders. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried out by MLLIC directly with FLIC without the intervention of any person on behalf of MLLIC (except firms engaged by and to be compensated solely by MLLIC) in such manner as to give rise to any valid claim by any person against FLIC for a finder's fee, brokerage commission or similar payment.

B. Representations and Warranties of TIG. TIG hereby represents and warrants to FLIC that:

         1. Organization, Standing and Power. TIG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary except as previously disclosed by TIG to FLIC in writing. TIG has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the limitation of authority stated herein and any contrary finding of any regulatory authority as described in
                 Article XI A. herein.

         2. Authority. The execution, delivery and compliance with the terms of this Agreement by TIG and performance by TIG of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of TIG and this Agreement constitutes a valid and binding obligation of TIG which is enforceable against TIG in accordance with its terms.

         3. Effect of Agreement. The execution and delivery of this Agreement by TIC, do not, and the performance by TIG of its obligations under this Agreement will not:

                 (a) violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to TIG;

                 (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of TIG;

                 (c) result in the creation or imposition of any lien, charge, or encumbrance upon TIG or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of TIG to perform its obligations under this Agreement; or

                 (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which TIG is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of TIG to perform its obligations under this Agreement.

         4. Brokers and Finders. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried out by TIG directly with FLIC without the intervention of any person on behalf of TIG (except firms engaged by and to be compensated solely by TIG) in such manner as to give rise to any valid claim by any person against FLIC for a finder's fee, brokerage commission or similar payment.

C. Representations and Warranties of Royal. Royal hereby represents and warrants to FLIC that:

         1. Organization, Standing and Power. Royal is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary, except as previously disclosed by Royal to FLIC in writing. Royal has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the limitation of authority stated herein and any contrary finding of any regulatory authority as described in
                 Article XI A. herein.

         2. Authority. The execution, delivery and compliance with the terms of this Agreement by Royal and performance by Royal of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Royal and this Agreement constitutes a valid and binding obligation of Royal which is enforceable against Royal in accordance with its terms.

         3. Effect of Agreement. The execution and delivery of this Agreement by Royal do not, and the performance by Royal of its obligations under this Agreement will not:

                 (a) violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to Royal;

                 (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Royal;

                 (c) result in the creation or imposition of any lien, charge, or encumbrance upon Royal or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Royal to perform its obligations under this Agreement; or

                 (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which Royal is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Royal to perform its obligations under this Agreement.

         4. Brokers and Finders. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried out by Royal directly with FLIC without the intervention of any person on behalf of Royal (except firms engaged by and to be compensated solely by Royal) in such manner as to give rise to any valid claim by any person against FLIC for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE VIII

                                INDEMNIFICATION

         Each Reinsurer agrees that it will investigate, pay, defend or settle and bear the sole cost and expense of all claims, surrenders and litigation which are incurred under the Policies assumed by it hereunder on and after the respective Assumption Dates and that it will indemnify FLIC, FLIC's directors, officers, employees, agents and successors and assigns and agrees to hold FLIC free and harmless of and from any and all loss, liability and expense (including but not limited to extra contractual, punitive, exemplary and/or consequential damages, reasonable attorneys fees and court costs or settlement fees or costs) upon or by reason of such claims, surrenders or litigation in connection with the Policies.

         In the event of a claim or surrender payment being made or litigation expense being incurred by FLIC on or after the Assumption Dates in connection with the Policies assumed on such Assumption Dates, FLIC shall notify the appropriate Reinsurer of such payment and such Reinsurer shall promptly reimburse FLIC to the extent of any such payment or incurred expense.

         If process is served upon FLIC with respect to any of the Polices after the Assumption Date as to such of the Policies, FLIC shall give prompt notice thereof to the appropriate Reinsurer, and such Reinsurer then, in its own name and at its own cost and expense, may interpose any defense in, or may settle, compromise or otherwise dispose of, such action at such Reinsurer's discretion. Any correspondence or inquiries or requests related to any of the Policies assumption reinsured hereunder shall promptly be forwarded by FLIC to the appropriate Reinsurer.

         Subject to the conditions and provisions of this Agreement, each Reinsurer hereby agrees to indemnify and hold FLIC or any successor of FLIC harmless, as to the Policies assumed by that Reinsurer, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, deficiencies, costs and expenses of all kinds whatsoever, including, without limitation, interest, penalties and reasonable attorneys' fees, damages, awards, and fines assessed against or imposed upon or incurred by the party indemnified (collectively, "Losses") arising or resulting from a breach of any term, condition or provision contained in this Agreement or any facts or circumstances constituting such a breach by the indemnifying party, other than for Losses arising or resulting from the gross negligence or willful misconduct of FLIC.

         The party indemnified shall give the indemnifying party ten (10) days written notice of any claims asserted against or imposed upon or incurred by the party indemnified, for which indemnification or reimbursement may be sought on account of the provisions of this Agreement, but the omission so to notify the indemnifying party shall not release that party from any liability which it may have to the party indemnified otherwise than on account of the provisions of this Agreement.

         The indemnifying party may give the party indemnified written notice, within five (5) days of receipt of written notice of claim as required above, of its election to conduct the defense of such demand, claim, action, or proceeding or other matter as set out above at its own expense. If the indemnifying party has given the party indemnified notice of election to conduct the defense, the party indemnified shall nevertheless have the right to participate in the defense thereof, but such participation shall be fully at the expense of the party indemnified without a right of further reimbursement of the expense of such participation. If the indemnifying party shall not notify the party indemnified of its election of the right to defend such claim, action or proceeding, the party indemnified may, but need not, conduct the defense of any claim, action or proceeding. The party indemnified may at any time notify the indemnifying party of its intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the indemnifying party has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at the indemnifying party's expense) unless the indemnifying party shall notify the party indemnified in writing within fifteen (15) days after receipt of such notice of intention to settle, compromise or satisfy its election to assume at its sole expense the defense of any such claim, action or proceeding and promptly thereafter take appropriate action to implement such defense. Any such settlement, compromise or satisfaction made by the party indemnified of, or any such final judgment or decree entered in any claim, action or proceeding defended only by the party indemnified shall be deemed to have been consented to by, and shall be binding upon, the indemnifying party as fully as though it alone has assumed the defense thereof and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, judgment or decree.

                                   ARTICLE IX

                                  ARBITRATION

         Any dispute which may arise under this Agreement between FLIC and any Reinsurer shall be settled by an equitable rather than a strictly legal interpretation pursuant to arbitration conducted in accordance with the commercial Rules of the American Arbitration Association. In such cases, the parties will submit their differences to three (3) arbiters, who shall be officers of insurance companies other than the parties and their affiliates, or subsidiaries: one (1) to be selected by FLIC, one (1) to be selected by the Reinsurer, and the third to be selected by the arbiters named by the parties herein. In the event of disagreement between the arbiters, the decisions will rest with the majority. The decision of the majority of the arbiters shall be binding upon the parties herein without appeal. The arbiters will be relieved of all judicial formality and may abstain from the strict rules of law.

         Arbitration may be initiated by either FLIC or the Reinsurer (the petitioner) by written notice to the other party identifying the nature of the dispute, demanding arbitration and naming its arbiter. The other party (the respondent) shall have 10 days after receipt of said notice within which to designate its arbiter. The third arbiter shall be chosen by the two arbiters named by the parties within 10 days thereafter and the arbitration shall be held at the place hereinafter set forth 10 days after the appointment of the third arbiter. Should the two arbiters not be able to agree on the choice of the third, then the appointment shall be as follows: Each party will chose three arbiters, two of which shall be refused by the opposing party. The third arbiter shall then be selected by lot from the remaining two. If the respondent does not name its arbiter and the respondent will not be aggrieved thereby.

         Arbitration shall take place in Philadelphia, Pennsylvania or any other site agreed upon by the arbiters. The expense of the arbitration proceeding shall be borne by the losing party; provided that each party shall be responsible for expenses it incurs with respect to preparation for and presentation of evidence and witnesses at the proceeding, including the expense of the arbiter it selects. The decision of the arbiters may be entered as a final judgment in any court of competent jurisdiction.

                                   ARTICLE X

                                     NOTICE

         Any notice allowed or required by the provisions of this Agreement shall be sent by certified mail, postage pre-paid, return receipt requested, to each party addressed as follows or to such other address as may be requested by such party by giving notice pursuant to this provision:



           FLIC           FAMILY LIFE INSURANCE COMPANY
                          1200 Sixth Avenue
                          Seattle, Washington  98010-3148
                          Attention:  President
with a copy to:           Family Life Insurance Company
                          1200 Sixth Avenue
                          Seattle, Washington  98010-3148
                          Attention:  General Counsel

          MLLIC           MERRILL LYNCH LIFE INSURANCE COMPANY
                          1200 Sixth Avenue
                          Seattle, Washington  98010-3148
                          Attention:  President

with a copy to:           Merrill Lynch Insurance Group, Inc.
                          800 Scudders Mill Road
                          Plainsboro, New Jersey  08536
                          Attention:  General Counsel

            TIG           Tandem Insurance Group, Inc.
                          800 Scudders Mill Road
                          Plainsboro, New Jersey  08536
                          Attention:  President

with a copy to:           Merrill Lynch Insurance Group, Inc.
                          800 Scudders Mill Road
                          Plainsboro, New Jersey  08536
                          Attention:  General Counsel

          Royal           Royal Tandem Life Insurance
                          2 Penn Plaza
                          New York, New York 10016
                          Attention:  President

with a copy to:           Merrill Lynch Insurance Group, Inc.
                          800 Scudders Mill Road
                          Plainsboro, New Jersey  08536
                          Attention:  General Counsel



                                   ARTICLE XI

                        CONDITIONS PRECEDENT TO CLOSING

         The obligation of either FLIC or the appropriate Reinsurer to effectuate an Assumption Closing(s) on each Assumption Date(s) shall be subject to the following conditions having been complied with on or before each Assumption Date(s) with respect to those of the Policies assumed on such date:

A. Governmental Filings and Approvals. All required filings with and consents and approvals of state insurance regulatory authorities have been made or obtained. The Insurance Commissioner or the State of Washington shall approve or not express objection to this Agreement. If the approval or consent of any insurance regulatory authority other than the Insurance Commissioner of the State of Washington is required, the failure to acquire the approval or consent of such regulatory authority shall not void this Agreement. Rather, the lack of such approval or consent shall preclude an Assumption Closing respecting any of the Policies affected thereby until the approval or consent of any such regulatory authority has been obtained;

B.       Consents.

         All consents required from third parties other than regulatory authorities shall have been obtained;

C.       Establishment of Separate Accounts by MLLIC, TIG and Royal.

         All necessary consents or approvals of the U.S. Securities and Exchange Commission and any other appropriate regulatory authorities shall have been obtained to allow MLLIC, TIG and Royal to establish new separate accounts and to permit the transfer of the assets attributable to the variable portion of the variable annuity contracts reinsured hereunder in the Merrill Lynch Variable Annuity Account from FLIC to the new MLLIC, TIG or Royal separate account on the Effective Date, and registration statements filed on behalf of the MLLIC,

         TIG or Royal separate accounts pursuant to the Securities Act of 1993 relating to the variable annuity contracts to be assumption reinsured by MLLIC, TIG or Royal shall have been declared effective;

D. No Pending Actions. No action, suit or proceeding by any governmental or regulatory authority seeking to restrain or prohibit the consummation of this transaction shall be threatened by any governmental or regulatory authority of competent jurisdiction.

                                  ARTICLE XII

                      EFFECTIVE DATE, CLOSING AND LOCATION

         The Effective Date shall be such time and date as is designated by the Reinsurers, which shall be on or before, or as soon as reasonably practicable after, the closing date of the Stock Purchase Agreement, based upon the Reinsurers actively pursuing any and all necessary regulatory approvals or consents related to this Agreement in a timely fashion. The initial Assumption Closing shall occur on the Effective Date and shall take place at such location as FLIC and Reinsurers may unanimously agree.

                                  ARTICLE XIII

                                  TERMINATION

A. This Agreement may be terminated and abandoned without liability to the terminating party on or prior to the Effective Date by unanimous consent of FLIC and the Reinsurers.

B.       This Agreement shall be terminated after the Effective Date:

         1.      By unanimous written consent of FLIC and the Reinsurers; or

         2. On the final Assumption Date. The final Assumption Date is the Assumption Date of any Policies the policyowners or contractowners of which reside in the jurisdiction which is the final jurisdiction in which any Reinsurer must obtain any necessary licensure, authority or approval from regulatory authorities to assumption reinsure the last of the Policies to be assumed.

3. The indemnification provisions of ARTICLE VIII herein shall survive the termination of this Agreement under this section B.

                                  ARTICLE XIV

                               COVENANTS OF FLIC

A. Nonsolicitation of Policyholders. FLIC covenants and agrees that for a period of ten years after the Effective Date, it will not, whether for its own account or for the account of any other person, firm, corporation or other business organization, use a list of all or any portion of the policyholders or contractholders of the Policies to solicit such policyholders or contractholders, provide a list of all or any portion of such policyholders or contractholders to any third party or intentionally interfere with any Reinsurer's relationship with any such policyholders or contractholders. This covenant shall not preclude FLIC from soliciting or issuing a policy to any policyholder or contractholder of the Policies if the initial contract and the relationship between FLIC and such policyholder or contractholder are established totally independent of the list of all or any portion of the policyholders or contractholders of the Policies which may be accessible to FLIC, and are otherwise established in FLIC's normal course of business.

B. Covenant Not to Disclose. FLIC covenants and agrees that it will not at any time reveal, divulge or make known to any person (other than the Reinsurers, or any of their respective officers, employees or agents) or use for FLIC's own account the names and addresses of the policyholders or contractholders of the Policies or any other confidential or proprietary records, data, trade secrets or other information relating to such policyholders or contractholders, or the Policies. FLIC further covenants and agrees that it shall retain all such knowledge and information which it shall acquire or develop respecting such confidential information in trust for the exclusive benefit of the Reinsurers and their successors and assigns.

C. Conflicting Agreements. The provisions of this Article shall supersede and be controlling as to any provisions to the contrary or inconsistent herewith in any agents contracts or agreements between FLIC and the agents who produced the Policies or any other agreement which contains provisions relating to this subject matter.

                                   ARTICLE XV

                                 MISCELLANEOUS

A. Acknowledgement of Indemnity Reinsurance Agreement. FLIC and the Reinsurers acknowledge the existence of the Indemnity Reinsurance Agreement and agree that any of the Policies intended to be assumption reinsured pursuant to this Agreement but which, for any regulatory or other reason, may not be assumption reinsured as of the Effective Date, shall continue to be indemnity reinsured under the Indemnity Reinsurance Agreement until such time as they may be assumption reinsured under this Agreement. FLIC further agrees that as to any policyholders or contractholders whose policies or contracts were initially assumed by a Reinsurer, but which, due to any right of rejection, regulatory action or any other reason must remain with or be returned to FLIC, such policies or contracts will be treated as the same and continuing FLIC policies or contracts as existed on the Effective Date and not as newly issued policies or contracts.

B. Maintenance of Separate Account. In order to accommodate any variable annuity contractholders of FLIC whose contracts for any reason cannot be assumed by MLLIC, TIG or Royal on the Effective Date, and therefore whose contracts must remain with or be returned to FLIC after the Effective Date, and to otherwise facilitate the Indemnity Reinsurance Agreement, FLIC agrees to maintain the separate account known as the Merrill Lynch Variable Annuity Account, at no expense to FlIC.

C. Acknowledgement of Administrative Services Agreement. FLIC and MLLIC acknowledge that the Administrative Services Agreement is to become effective as of the closing date of the Stock Purchase Agreement and that, pursuant to the Administrative Services Agreement, MLLIC will administer and service such of the Policies that must remain indemnity reinsured after the closing date of the Stock Purchase Agreement for the period of time that such of the Policies remain indemnity reinsured under the Indemnity Reinsurance Agreement.

D. Trademark and Other Considerations. On the Effective Date, FLIC shall transfer to the appropriate Reinsurer all of FLIC's rights, title and interest in and to any and all service marks, tradenames and trademarks, whether common law or registered (federal or state), which are used exclusively in connection with the Policies, except any relating to a corporate name now used by FLIC (the "Transferred Names"), any and all copyrights and copyrighted materials, whether common law or registered (federal or state), which are used exclusively in connection therewith (the "Transferred Copyrights"), including, without limitation, any and all registrations of such Transferred Names or Transferred

         Copyrights and any and all forms or other documents whatsoever relating thereto. The appropriate Reinsurer shall grant to FLIC a royalty free license to use any and all services marks, tradenames and trademarks, whether common law or registered (federal or state), which are used exclusively in connection with the Policies, except any relating to a corporate name now used by FLIC ("Licensed Names"), any and all copyrights and copy righted materials, whether common law or registered (federal or state), which are used in connection with the Policies (the "Licensed Copyrights"), including, without limitation, any and all registrations of such Licensed Names or Licensed Copyrights, and any and all forms for other documents whatsoever relating thereto for such time as this Agreement remains in effect.
         In addition, FLIC shall permit the appropriate Reinsurer to use and copy any and all policy forms, insurance forms and filings and other registrations and similar documents relating to the Policies.

         The use by FLIC of the aforesaid license shall be limited to the marketing of insurance products by FLIC through insurance producers who are affiliated with Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

E. No Ceding Commissions. No fee or commission shall be payable with respect to this Agreement either by FLIC to any Reinsurer or by any Reinsurer to FLIC.

F. Entire Agreement. This Agreement, including the exhibits attached hereto and pertinent provisions of the Stock Purchase Agreement, constitutes the entire understanding between FLIC and the Reinsurers.

G. Amendment. This Agreement cannot be changed, modified or varied except in writing signed by duly authorized representatives of both FLIC and the Reinsurers, except that the Reinsurers may unanimously agree in writing to amend Exhibits C, D and E to this Agreement without the consent of FLIC, provided such amendment shall not result in the removal of any of the Policies from the coverage of this Agreement.

H. Costs and Expenses. Subject to the terms of the Administrative Services Agreement and this Agreement, whether or not the transaction contemplated hereby is consummated, all costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses.

I. Further Assurances. FLIC and the Reinsurers agree to perform such additional acts and execute such additional documents and agreements as may be necessary or desirable to carry out the purpose and objectives of this Agreement.

J. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

K. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.



IN WITNESS WHEREOF, FLIC, MLLIC, TIG and Royal have caused this Agreement to be executed by their respective officers duly authorized to do so, as of the date first written above.

                         FAMILY LIFE INSURANCE COMPANY



ATTEST:  /s/ EILEEN DYSON                  BY:   /s/ BARRY G. SKOLNICK
       ---------------------------            ---------------------------
             Eileen Dyson                            Barry G. Skolnick


                                           TITLE:   Vice President
                                                 ------------------------


                      MERRILL LYNCH LIFE INSURANCE COMPANY


ATTEST:  /s/ EILEEN DYSON                  BY:   /s/ BARRY G. SKOLNICK
       ---------------------------            ---------------------------
             Eileen Dyson                            Barry G. Skolnick

                                           TITLE: Senior Vice President
                                                 ------------------------


                          TANDEM INSURANCE GROUP, INC.


ATTEST:  /s/ EILEEN DYSON                  BY:   /s/ BARRY G. SKOLNICK
       ---------------------------            ---------------------------
             Eileen Dyson                            Barry G. Skolnick


                                           TITLE: Senior Vice President
                                                 ------------------------


                      ROYAL TANDEM LIFE INSURANCE COMPANY

ATTEST:  /s/ EILEEN DYSON                  BY:   /s/ BARRY G. SKOLNICK
       ---------------------------            ---------------------------
             Eileen Dyson                            Barry G. Skolnick


                                           TITLE: Senior Vice President
                                                 ------------------------

                                   EXHIBIT A

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT

                       Administrative Services Agreement
                                    between
                                 FLIC and MLLIC

                       ADMINISTRATIVE SERVICES AGREEMENT

                 AGREEMENT made as of the ____ day of _______________, 19__, by and between the Family Life Insurance Company ("FLIC") and Merrill Lynch Life Insurance Company ("MLLIC"), both insurance corporations domiciled in the state of Washington.

                 WHEREAS, MLLIC AND FLIC have entered into an Indemnity Reinsurance Agreement dated December 28, 1990, in connection with the restructuring of FLIC in preparation for the sale of FLIC to a third party; and

                 WHEREAS, MLLIC acknowledges that certain of the life insurance policies and annuity contracts issued by FLIC and reinsured under said Indemnity Reinsurance Agreement are to be assumed by MLLIC or insurers affiliated with MLLIC, following the completion of the sale of FLIC to a third party; and

                 WHEREAS, FLIC desires to appoint MLLIC to service certain of FLIC's life insurance policies and annuity contracts and MLLIC desires to accept such appointment.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1

                              Terms of Appointment

                 1.01 Subject to the conditions set forth in this Agreement, FLIC hereby employs and appoints MLLIC to service the life insurance policies and annuity contracts which are the subject of the Indemnity Reinsurance Agreement between FLIC and MLLIC dated December 28, 1990 (the "Indemnity Reinsurance Agreement"), and which have not been assumption reinsured by

MLLIC, Tandem Insurance Group, Inc. ("TIG") or Royal Tandem Life Insurance Company ("Royal") pursuant to the Assumption Reinsurance Agreement between FLIC, MLLIC, TIG and Royal dated March 21, 1991 ("Assumption Reinsurance Agreement"), as well as FLIC's variable annuity contracts known as the Real Estate Variable Annuity contracts (Form AY-7). Such life insurance policies and annuity contracts are hereinafter referred to as the "Policies".

                 1.02 MLLIC hereby accepts such employment and appointment and agrees that on and after the Effective Date of its appointment it will act for FLIC in servicing the Policies.

                 1.03 MLLIC agrees to provide the necessary facilities, equipment, and personnel to perform its duties and obligations hereunder in accordance with industry practice, either directly or by subcontract with any other party.

                 1.04 MLLIC agrees that it will perform, either directly or by subcontract with any other party, all functions necessary for the proper administration of the Policies, which includes but is not limited to, those contract servicing functions as set forth in Exhibit A attached hereto and made a part hereof.

                                   SECTION 2

                                      Term

         2.01 Subject to termination as hereinafter provided, this Agreement shall remain in full force and effect for such period of time as the Indemnity reinsurance Agreement shall remain in effect.

                                   SECTION 3

                                      Fees

                 3.01 In recognition of the fact that, during the term of this Agreement, MLLIC will assume by indemnity reinsurance 100% of FLIC's liabilities under the Policies pursuant to the Indemnity Reinsurance Agreement and that MLLIC will therefore retain all revenue and profit with respect to the Policies, the parties agree that the sole consideration to be paid by FLIC to MLLIC for MLLIC's services under this Agreement shall be one dollar ($1.00) per year.

                                   SECTION 4

                    Representations and Warranties of MLLIC

                 MLLIC represents and warrants to FLIC as follows:

                 4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Washington.

                 4.02 It is empowered under applicable laws and by its charter and bylaws to enter into and perform the services contemplated in this Agreement.

                 4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform the services contemplated in this Agreement.

                 4.04 All of the prospectuses, Securities and Exchange Commission ("SEC") registration statements, insurance policies, annuity contracts and other forms necessary to the performance of this Agreement shall have received and will continue to receive all required approvals of regulatory agencies and shall be in compliance with all federal, state, and local laws and regulations.

                                   SECTION 5

                    Representations and Warranties of FLIC]

                 FLIC represents and warrants to MLLIC as follows:

                 5.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Washington.

                 5.02 It is empowered under the applicable laws and regulations and by its charter and bylaws to enter into and perform this Agreement.

                 5.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                                   SECTION 6

                                Indemnification

                 6.01 MLLIC shall not be responsible for, and FLIC irrevocably releases and shall indemnity and hold MLLIC harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liability, which may be asserted against MLLIC or for which it may be held to be liable, arising solely out of or solely attributable to FLIC's gross negligence or willful misconduct; provided that only those acts or omissions of FLIC which occur after the closing date of the

Stock Purchase Agreement between Merrill Lynch Insurance Group, Inc., FLIC, Financial Industries Corp. and an affiliate of Financial Industries Corp. dated March 19, 1991, (the "Stock Purchase Agreement") may give rise to MLLIC's right to indemnification as above stated.

                 6.02 MLLIC shall be responsible for and shall indemnify and hold FLIC harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to MLLIC's willful refusal or failure to comply with the terms of this Agreement, or which arise out of MLLIC's negligence or willful misconduct or which arise out of the breach of any representation or warranty of MLLIC hereunder.

                 6.03 At any time MLLIC may contact a person indicated on FLIC's "Schedule of Authorized Personnel" as a person authorized to give instructions under this section with respect to any matter arising in connection with this Agreement.

                 6.04 FLIC shall immediately provide MLLIC with written notice of any change of authority of persons authorized and enumerated in Exhibit B to provide MLLIC with instructions or directions relating to service to be performed by MLLIC under this Agreement.

                 6.05 In no event and under no circumstances shall either party under this Agreement be liable to the other party under any provision of this Agreement for consequential damages.

                                   SECTION 7

                          Covenants of FLIC and MLLIC

                 7.01 MLLIC shall establish and maintain facilities and procedures for the safekeeping of policy forms, check forms and facsimile signature imprinting devices, if any, and all other documents, reports, records, books, files, and other materials relative to this Agreement.

                 7.02 FLIC shall have full and free access, during ordinary business hours, to all documents, records, reports, books, files, and other materials relative to this Agreement and maintained by MLLIC.

                 7.03 It is expressly understood and agreed that all documents, reports, records, books, files and other materials relative to this Agreement shall be the sole property of FLIC and that such property shall be held by MLLIC, in accordance with this Agreement, during the term of this Agreement and shall be surrendered to FLIC promptly upon request.

                 7.04 FLIC shall, on a timely basis, provide MLLIC, at no expense to FLIC, with all information in FLIC's possession which MLLIC may reasonably request to assist MLLIC in performing the service functions MLLIC undertakes under this Agreement.

                 7.05 Nothing contained herein shall create, or be deemed or considered by the parties hereto or by any third party as creating, the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

                                   SECTION 8

                            Termination of Agreement



                 8.01 This Agreement may be terminated by mutual agreement of the parties at any time.

                 8.02 This Agreement is automatically terminated upon termination of the Indemnity Reinsurance Agreement.

                 8.03 If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the defaulting party), the other party hereto may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of such termination to the defaulting party. Termination of this Agreement by default or breach by FLIC shall not constitute a waiver of any rights of MLLIC in reference to services performed prior to such termination or rights of MLLIC to be reimbursed for out-of-pocket expenditures; termination of this Agreement by default or breach by MLLIC shall not constitute a waiver by FLIC of any other rights it might have under this Agreement.

                                   SECTION 9

                                   Assignment

                 9.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other; however, MLLIC shall have the right at its sole discretion to subcontract any and all of its duties under this Agreement to any affiliate or any other party. No such subcontract shall act so as to relieve MLLIC of any and all of its responsibilities hereunder to FLIC.

                 9.02 This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                                   SECTION 10

                                 Miscellaneous

                 10.01 FLIC or its duly authorized independent auditors and appropriate regulatory agencies will have the right under this Agreement to perform on-site audits of records and accounts directly pertaining to the Policies services by MLLIC hereunder at MLLIC's offices in accordance with reasonable procedures and at reasonable frequencies. MLLIC will make available to FLIC's auditors and representatives of the appropriate regulatory agencies all reasonably requested records, data and access to operating procedures.

                 10.02 The parties hereto agree that all tapes, books, reference manuals, instructions, records, information and data pertaining to the business of the other party, and the policy or contract owners serviced for FlIC hereunder which are exchanged or received pursuant to the negotiation of and/or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, other than as provided in section 10.01 above. Subject to FLIC's right of access to any such information or documents as may be necessary for FLIC to comply with required state or federal reports or filings, all such tapes, books, reference manuals, instructions, records, information and data in the possession of each of the parties hereto shall remain with or be returned to as the case may be, FLIC or MLLIC, upon the termination of this Agreement, subject to the terms of the Indemnity Reinsurance Agreement and the Assumption Reinsurance Agreement.

                 10.03 It is understood and agreed that all services performed hereunder by MLLIC shall be as an independent contractor and not as an employee of FLIC.

                 10.04 It is understood and agreed that this Agreement shall supersede the Service Agreement between Merrill Lynch Insurance Group, Inc., FLIC and MLLIC dated November 29, 1990 as to the Policies and shall be substituted for such Service Agreement in Article VI A. 2.(b) of the Indemnity Reinsurance Agreement.

                 10.05 This Agreement, the Indemnity Reinsurance Agreement and the Assumption Reinsurance Agreement, constitute the entire agreement between the parties hereto as to the subject matter hereof, and supersede any prior agreement with respect to the subject matter hereof, whether oral or written. This Agreement may not be modified except in a written instrument executed by both of the parties hereto.

                                   SECTION 11

                                 Effective Date

                 11.01 This Agreement shall become effective (the "Effective Date") on the same date as the closing date of the Stock Purchase Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first above written.



                          FAMILY LIFE INSURANCE COMPANY

Attest                    By:
      --------------         --------------------------------

                          -----------------------------------
                          Title


                          MERRILL LYNCH LIFE INSURANCE COMPANY

Attest                    By:
      --------------         --------------------------------

                          -----------------------------------
                          Title

                                   EXHIBIT A

                 LIFE INSURANCE AND FIXED AND VARIABLE ANNUITY
                          CONTRACT SERVICING FUNCTIONS
               PERFORMED BY MERRILL LYNCH LIFE INSURANCE COMPANY
                                      FOR
                         FAMILY LIFE INSURANCE COMPANY

A.       CONTRACT ISSUE AND UNDERWRITING

         1. Reviews form of application and applies FLIC's issue and underwriting criteria to application for an insurance to annuity contract. (The above criteria shall be the issue and underwriting criteria of FLIC on the Effective Date of this Agreement and such criteria may be amended only by mutual written agreement of FLIC and MLLIC.) Causes to have printed and maintains supply of insurance and annuity contracts.

         2. Prepares contract data page and issues contract for paid business and mails to contract owners or agents.

         3. Establishes and maintains all policyholder, participant, annuitant, and contract owner records, as applicable. Upon request of FLIC or insurance regulatory authorities a complete copy of any record will be forwarded to the requesting party by overnight delivery.

         4. Maintains and preserves records with respect to the Merrill Lynch Variable Annuity Account as required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940.

         5. Notifies dealer/agent of any error or missing data needed to establish policy holder, participant, annuitant or contract owner records.

         6. Causes to have printed and maintains supply of confirmation statements. Prepares and mails confirmation statements of purchases to contract owners with copies to dealer/agents.

         7. Deposits monies received with application into depository account of FLIC.

         8. Causes to have printed and maintains inventory of all issue-related forms, contracts, endorsements and adoption agreements.

B.       BILLINGS AND COLLECTION

         1. Receives purchase payments and reconciles amount paid with returned billing statements or other remittance media.

         2. Prepares and mails confirmation statement of premiums or purchase payments to policyholders with copies to dealer/agents.

         3. Prepares pre-authorized checks ("PAC"), individual bills, or group billing lists for all periodic payment contracts (confirmation statement can double as billing statement, if desired). Causes to be printed and maintains supply of PAC authorization forms.

         4. Generates and deposits pre-authorized checks on appropriate schedule.

         5. Updates the contract owner master records and all other records to reflect payments received.

         6. Deposits all cash received under the contracts into a designated bank account.

         7. Transmits bank transfer authorization summaries prepared for each valuation period on variable contracts.

C.       BANKING

         1. Copies all checks and assigns them a control number. Balances, edits, endorses and prepares daily deposits. Generates pre-authorized checks on scheduled basis.

         2.      Deposits are placed into a depository account.

         3. Transfers funds from the depository account to one of the following:

                          a.      General Account of FLIC
                          b. Investment Vehicles(s) Custodian Account(s) in the case of variable contracts
                          c.      Disbursement Account of FLIC

         4. Prepares checks for policyholder annuitants in "payout" phase. Checks are also prepared for partial and full surrenders as well as death claims.

D.       ACCOUNTING/AUDITING

         1. Retains systems generated reports in accordance with a retention schedule mutually established. Provides access to such reports for internal and external auditing.

         2. Cooperates in annual audit of general account and separate account financials conducted for purposes of financial statement certification and publication and accommodates other client or regulatory audits, as required.

         3.      Provides information for general ledger maintenance.

E.       CONTRACT OWNER SERVICES/RECORD MAINTENANCE

         1. Receives and implements all contract owner service requests including information requests, beneficiary changes, transfer of assets between eligible investment vehicles, and changes of any other information maintained on the system.

         2. Researches all inquiries using both data stored in the system and microfilm records. Responds directly to any questions or inquiries as mutually defined.

         3. Provides a set of transaction registers confirming all changes made to policyholder, participant, annuitant or contract owner accounts. Copies all communications from participants, annuitants, and contract owners. A copy will be delivered promptly to the FLIC at its principal office upon FLIC's request or that of any insurance regulatory authority. Further, upon request of FLIC or insurance regulatory authorities a complete copy of any record will be forwarded to the requesting party by overnight delivery.

         4. Reviews forms, causes to be printed and maintains adequate supply for field use.

         5. Copies of complaints will be promptly delivered to FLIC at its principal office.

         6. Communicates all interest rate changes and other changes with regard to the Policies to policyholders and contractholders and to FLIC's agents who market and service the Policies.

F.       DISBURSEMENT (SURRENDERS, CLAIMS)

         1. Receives requests for partial or full surrenders and death claims from contract owners and beneficiaries. Retains and accounts for any contract administrative charges and applicable premium taxes.

         2. Processes all surrender requests and death claims against the policyholder and the participant master files pursuant to FLIC's guidelines. (FLIC's guidelines shall be those in effect on the Effective Date of this Agreement and such guidelines may be amended only by mutual written agreement of FLIC and MLLIC.)

         3. Prepares checks for surrenders and death claims and forwards to contract owner or beneficiary (including confirmation).

         4. Prepares and mails confirmation statements of disbursement transactions to contract owners with copies to dealer/agents.

         5.      Prepares report on surrenders and death claims.

         6. Reviews, causes to have printed, and maintains adequate supply of checks.

         7. Provides information about death claims to FLIC at its principal office.

         8.      Withholds appropriate federal and state income tax.

G.       COMMISSIONS

         1. Receives application and payment from field. Verifies validity of application and license status of both writing and general agents.

         2. Creates and maintains detailed commission transaction records for each financial transaction processed.

         3. Creates commission adjustment transactions as necessary due to cancellations, lapses, and the like.

         4. Prepares commission statements and checks including overrides to three levels.

         5. Prepares commission interface to FLIC in machine readable form as required.

         6.      Creates agent tax reporting forms.

H.       BENEFIT PROCESSING

         1. Receives information for policyholders or annuitants going into the annuity (payout) phase.

         2. Calculates the amount of the initial amount for payout based on tables supplied by FLIC.

         3.      Deducts applicable premium taxes.

         4.      Establishes and maintains policyholder and annuitant records.

         5.      Withholds appropriate federal and state income tax.

I.       PROXY PROCESSING

         1. Receives record date information and proxy solicitation from underlying investment vehicle(s).

         2.      Prepares proxy ballots.

         3.      Mails solicitation and resolicitations, if necessary.

         4. Maintains all proxy registers and other required proxy material.

J.       PERIODIC REPORTS TO CONTRACT OWNERS

         1. Prepares and mails statement of account to each participant, annuitant or contract owner. Mails on required schedule.

         2. Inserts and mails all semi-annual reports of the underlying funds to variable contract owners.

K.       REGULATORY REPORTS AND FILINGS

         1. Provides relevant financial information for preparation of general account and separate account convention blanks.

         2. Prepare Federal Tax Reports 1099-R, W-2P, W-2 and 5498 for contract owners as required. Mails to contract owners and appropriate authorities.

         3. Responds to any requests from plan administrators or trustees for information affecting the plan or participants for qualified plans.

         4. Responds to requests for calculations applicable to annuity payments as may be necessary for tax calculations.

         5. Provides relevant financial data for preparation of Separate Account Annual SEC Reports and any other reports or filings required for registered investment companies.

         6. Drafts and files Registration Statements and other SEC related documents, where required, and performs services necessary to meet SEC requirements with respect to any of the Policies which are variable contracts.

         7. Prepares and submits all state insurance regulatory policy form filings required with respect to the Policies.

L.       AGENT LICENSE RECORDKEEPING

         1.      Receives agent license status information from FLIC.

                 (a)      New Agents
                 (b)      Changes in Status
                 (c)      Agents Terminated

         2. Edits against agent records when processing transactions against a policy.

M.       ADVERTISING AND MARKETING

         1. Develops all advertising materials to be used in connection with the Policies and provides for dissemination to FLIC's agents and the general public, subject to FLIC's guidelines. (FLIC's guidelines shall be those in effect on the Effective Date of this Agreement and such guidelines may be amended only by mutual written agreement of FLIC and MLLIC. Such guidelines and all advertising material must be maintained in compliance with applicable laws and regulations, as amended, at all times.)

         2. Makes all filings and obtains any regulatory approvals required with regard to advertising of the Policies.

N.       VALUATION OF RESERVES AND ACTUARIAL OPINION

         1. Designs, maintains and executes systems to provide the necessary valuation of reserves and related items as required for statutory, GAAP, and tax accounting.

         2. Provides the formal actuarial opinion and related reports required by NAIC Annual Statement blank, the SEC and external auditors.

O.       REGULATORY SUPERVISION AND COMPLIANCE

         1. Provides regulatory supervision and compliance, to the extent MLLIC is legally permitted, as to all servicing functions contemplated by this Agreement.

                                   EXHIBIT B

                         FAMILY LIFE INSURANCE COMPANY

                        SCHEDULE OF AUTHORIZED PERSONNEL

The following individuals are authorized to give information or direction to MLLIC with respect to matters arising in connection with the servicing to be performed under this Agreement:


Michael F. Schundler - Senior Vice President and Controller

David V. Johnson - Senior Vice President

                                   EXHIBIT B

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT

                        Indemnity Reinsurance Agreement
                                    between
                                 FLIC and MLLIC

                        INDEMNITY REINSURANCE AGREEMENT

                                    Between

                         FAMILY LIFE INSURANCE COMPANY

                                      and

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                           Dated:  December 28, 1990
                                            --

                               TABLE OF CONTENTS





                                                                                                                    Page
                                                                                                                    ----
                                                              ARTICLE I
                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . 1

A.       Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

B.       Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

C.       Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

D.       Policy Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

E.       Qualifying Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

F.       Reinsurance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

G.       Separate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

H.       Statutory Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

I.       Third Party Reinsurance Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                              ARTICLE II
                                                         SCOPE OF REINSURANCE . . . . . . . . . . . . . . . . . . . . 2

A.       Coinsurance of General Account Statutory Reserve
         Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         1.      Coinsurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         2.      Reserve Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

B.       Modified Coinsurance of Separate Account Statutory
         Reserve Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                             ARTICLE III
                                                              LIABILITY   . . . . . . . . . . . . . . . . . . . . . . 2

                                                              ARTICLE IV
                                                          GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . 3

A.       Reinsurance Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

B.       Administration of Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                                                                                     Page
                                                                                                                     ----


C.       Third Party Reinsurance Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

D.       Policy Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

E.       Declaration of Policy Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

F.       Oversights - Clerical Errors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

G.       Access to Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

H.       Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

I.       Headings and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

J.       Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

K.       Regulatory Filings and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

L.       Guaranty Fund Assessments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

M.       No Additional Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

N.       Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

O.       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

P.       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                              ARTICLE V
                                                               RESERVES . . . . . . . . . . . . . . . . . . . . . . . . 5

A.       Establishment of General Account Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

B.       Establishment of Separate Account Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         1.      Policy Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         2.      Policy Account Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

C.       Reserve Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

D.       Reserve Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                              ARTICLE VI
                                                      ACCOUNTING AND SETTLEMENT   . . . . . . . . . . . . . . . . . . . 6

A.       Net Daily Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                                                                                   Page
                                                                                                                   ----


B.       Benefit Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         1.      Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         2.      Joint Payment Account Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

C.       Cash Settlement and Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         1.      Daily Cash Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         2.      Monthly Cash Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         3.      Form of Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         4.      Right to Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         5.      General Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                             ARTICLE VII
                                                         TERM AND TERMINATION . . . . . . . . . . . . . . . . . . .  10

A.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

B.       Termination by MLLIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                             ARTICLE VIII
                                                              INSOLVENCY  . . . . . . . . . . . . . . . . . . . . .  10

                                                              ARTICLE IX
                                                             ARBITRATION  . . . . . . . . . . . . . . . . . . . . .  11

                                                              ARTICLE X
                                                         PARTIES TO AGREEMENT . . . . . . . . . . . . . . . . . . .  12

                                                              ARTICLE XI
                                                      EFFECTIVE DATE AND CLOSING  . . . . . . . . . . . . . . . . .  12

                                                             ARTICLE XII
                                                            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . .  12

                                                             ARTICLE XIII
                                                             COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .  13

                                                             ARTICLE XIV
                                                              EXECUTION   . . . . . . . . . . . . . . . . . . . . .  13

                                    EXHIBITS

A.       Policies Reinsured

B.       Third Party Reinsurance Agreements

C. Service Agreement between Merrill Lynch Insurance Group, Inc., FLIC and MLLIC dated November 29, 1990

                        INDEMNITY REINSURANCE AGREEMENT

This Agreement is executed this 28th day of December, 1990 by and between FAMILY LIFE INSURANCE COMPANY, a Washington insurance corporation ("FLIC") and MERRILL LYNCH LIFE INSURANCE COMPANY, a Washington insurance corporation ("MLLIC"). FLIC and MLLIC mutually agree to reinsure on the terms and conditions set out below.

                                   ARTICLE I
                                  DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following definitions:

A. Business Day shall mean a day other than a Saturday or Sunday on which banks are not required or permitted to close in the sate of Washington.

B. Effective Date shall mean the date this Indemnity Reinsurance Agreement becomes effective as stated in Article XI.

C. Policies shall mean all insurance policies and annuity contracts indemnity reinsured under this Agreement, as specified in Exhibit A attached to this Agreement.

D. Policy Account shall mean the portion of the Separate Account assets and liabilities as shall from time to time relate to the Policies.

E. Qualifying Assets shall mean assets which qualify as admissible assets of MLLIC under statutory accounting principles and the laws and regulations of the State of Washington.

F. Reinsurance Period shall mean the period of time from the Effective Date of this Agreement through the termination of this Agreement.

G. Separate Account means the "Merrill Lynch Variable Annuity Account" of FLIC as described in the prospectuses relating to the variable annuity contracts included in the Policies.

H. Statutory Reserve shall mean all reserves computed in accordance with statutory accounting requirements.

I. Third Party Reinsurance Agreements shall mean the third party reinsurance agreements listed on Exhibit B to this Agreement, under which FLIC cedes a portion of its net risk retained under the Policies.

                                   ARTICLE II

                              SCOPE OF REINSURANCE

MLLIC agrees to assume from and indemnify FLIC and FLIC agrees to cede to and reinsure with MLLIC, on an indemnity reinsurance basis, one hundred percent (100%) of FLIC's liability which remains under the Policies after reinsurance under the third Party Reinsurance Agreements, in accordance with the terms and conditions of this Agreement. If, and to the extent, MLLIC may be precluded by the law of any jurisdiction from indemnity reinsuring the Policies owned by residents of that jurisdiction, such Policies will be indemnity reinsured in accordance with the provisions of this Agreement as soon as practicable after the preclusion is removed as to such jurisdiction.

A.       Coinsurance of General Account Statutory Reserve Liabilities.

         1. Coinsurance. The indemnity reinsurance effected under this Agreement shall be based on 100% coinsurance with respect to general account Statutory Reserve liabilities established by FLIC with respect to the Policies.

         2. Reserve Transfers. As to Policies in force on the Effective Date, FLIC shall transfer Qualifying Assets to MLLIC in an amount equal to the excess of (i) aggregate Statutory Reserve liabilities established by FLIC with respect to the Policies over (ii) separate account Statutory Reserves established by FLIC with respect to the Policies plus a ceding commission of Seventy-Five Million Dollars ($75,000,000).

B. Modified Coinsurance of Separate Account Statutory Reserve Liabilities. The indemnity reinsurance effected under this Agreement shall be based on 100% modified coinsurance with respect to separate account Statutory Reserve liabilities established with respect to the Policies.

                                  ARTICLE III

                                   LIABILITY

The liability of MLLIC on any Policy shall begin simultaneously with that of FLIC, but not prior to the Effective Date of this Agreement. The reinsurance under this Agreement with respect to any Policy shall continue for as long as the liability of FLIC under such Policy continues, subject to the provisions of
Article VII.

                                   ARTICLE IV

                               GENERAL PROVISIONS

A. Reinsurance Conditions. The reinsurance hereunder is subject to the same limitations and conditions as the insurance provided under the Policies, except as otherwise specifically provided herein.

B. Administration of Policies. FLIC, or its designee, shall administer and service all Policies reinsured hereunder and perform all accounting for such Policies commencing on the Effective Date of this Agreement.

C. Third Party Reinsurance Agreements. FLIC represents to MLLIC that the Third Party Reinsurance Agreements constitute all reinsurance treaties or agreements entered into by FLIC with respect to the Policies. FLIC further represents and warrants that the Third Party Reinsurance Agreements remain in full force and effect and that no party is in default under any Third Party Reinsurance Agreement.

D. Policy Changes. FLIC agrees to obtain MLLIC's prior written approval of any changes FLIC makes in policy and contract forms reinsured hereunder that would require filings with state regulatory authorities. MLLIC's liability for risks reinsured under this Agreement shall be increased or decreased by 100% of the increase or decrease in FLIC's liability attributable to such changes.

E. Declaration of Policy Interest Rates. Some of the Policies ceded under this Agreement provide that FLIC may in its discretion, from time to time, as provided in the policy or contract, declare interest rates that are used to determine policy or contract values. During the Reinsurance Period, FLIC agrees that MLLIC shall have the right to designate such discretionary interest rates to be declared on the Policies and the effective dates thereof, subject to the approval of FLIC, which approval will not be unreasonably withheld. FLIC and MLLIC will by letter agreement establish a procedure whereby FLIC will indicate its approval of interest rates and the effective dates thereof, as designated by MLLIC within two Business Days of receipt thereof from MLLIC. FLIC agrees to allow MLLIC to be the source of communication of such interest rate changes and their effective dates to FLIC's agents who are marketing the Policies.

F. Oversights - Clerical Errors. Should FLIC fail to state accurately the amount of business to be ceded in accordance with the provisions of this Agreement, or should FLIC or MLLIC fail to comply with any of the other terms of this

         Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either FLIC or MLLIC, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight or misunderstanding or clerical error occurred.

G. Access to Records. FLIC, MLLIC or their duly accredited representatives shall have the right to audit and review the business records and practices of the other which relate to the Policies reinsured hereunder. Such audits shall be conducted at the expense of the auditing party and shall occur during the normal business hours of the party being audited. The party being audited shall have a duty to cooperate fully with such audit and shall make available all materials requested by the auditing party.

H. Amendments. This Agreement may be amended by mutual agreement of the parties. Any such Amendments shall be in writing and executed by an officer of each party.

I. Headings and Exhibits. Article and Paragraph headings are not a part of this Agreement and shall not affect the terms hereof. The Exhibits attached are part of this Agreement.

J. Notice. Any notice allowed or required by the provisions cf this Agreement shall be sent by certified mail, postage prepaid, return receipt requested, to each party addressed as follows or to such other address as may be requested by such party by giving notice pursuant to this provision:

           FLIC           FAMILY LIFE INSURANCE CoMPANY
                          1200 Sixth Avenue
                          Seattle, Washington 98010-3148
                          Attention: President

with a copy to:

                          Mr. D. McKay Snow
                          Senior Vice President and General Counsel
                          Family Life Insurance Company
                          1200 Sixth Avenue
                          Seattle, Washington 98010-3148

          MLLIC           MERRILL LYNCH LIFE INSURANCE COMPANY
                          1200 Sixth Avenue
                          Seattle, Washington 98010-3148
                          Attention: President
with a copy to:

                          Merrill Lynch Insurance Group, Inc.
                          800 Scudders Mill Road
                          Plainsboro, New Jersey 08536
                          Attention: General Counsel

K. Regulatory Filings and Approvals. It shall be a condition precedent to closing that any regulatory filings or approvals, required in the opinion of FLIC and MLLIC to be made or obtained prior to the closing of this Agreement, are in fact made or obtained before the Effective Date.

L. Guaranty Fund Assessments. In the event FLIC is required to pay any assessment to any insurance guaranty or insolvency or other similar fund maintained by any jurisdiction, the portion, if any, of FLIC's assessment that relates to Policies reinsured hereunder (the "Related Assessment") shall be paid by MLLIC. MLLIC shall pay to FLIC any Related Assessment which shall have become due, promptly on demand therefor by FLIC. If at any time FLIC shall be allowed to recover any such assessment (e.g., through policy surcharges or reduction of premium taxes) the portion of any such recovery received or otherwise realized any FLIC shall be paid to MLLIC (based upon the total portion of such recovery attributable to Policies reinsured by MLLIC).

M. No Additional Reinsurance. No additional reinsurance treaties or agreements will be effected by FLIC with respect to the Policies after the date of this Agreement without written consent of MLLIC. In addition, FLIC will not amend any terms of its existing reinsurance treaties or agreements without the prior written consent of MLLIC.

N. Further Actions. Both FLIC and MLLIC shall take all such further actions and shall execute all such further agreements and documents, as shall be reasonably requested by either FLIC or MLLIC to effect this transaction.

O. Governing Law. This Agreement shall be governed by the laws of the State of Washington.

P. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire understanding between FLIC and MLLIC with regard to this subject matter.

                                   ARTICLE V

                                    RESERVES

A. Establishment of General Account Reserve. MLLIC shall be responsible for establishing and maintaining the proper general account Statutory Reserves for the Policies as required by state insurance regulatory authorities and as is consistent with coinsurance accounting principles.

B.       Establishment of Separate Account Reserves.

         1. Policy Account. For each Policy which is a variable annuity contract, an amount equal to the Merrill Lynch Variable Annuity Account value or for variable annuity contracts annuitized on a variable basis, the annuitized contract reserves, shall be held by FLIC in the Separate Account.

         2. Policy Account Reserve. The total Policy Account Statutory Reserve liability for each Policy relating to the assets held in the Policy Account pursuant to Article V B. 1. shall be shown by FLIC on its Separate Account balance sheet, consistent with modified coinsurance accounting principles.

C. Reserve Reports. FLIC or its designee shall provide MLLIC, within five (5) Business Days after the end of each calendar month, valuation summary reports which shall itemize reserves and contracts in force by plan code, in a format mutually agreed upon by FLIC and MLLIC. Such reports shall reflect 100% of any changes in the reserves described in
         Article V A. above which occurred during the accounting period for which such reports are made. These reports shall include statutory, tax and generally accepted accounting principles ("GAAP") reserves.

D. Reserve Credit. MLLIC shall take all steps necessary (including, without limitation, at MLLIC's sole election, permitting FLIC to withhold funds, establishing a reserve trust account or post a letter of credit) to cause the full statutory reserve credit contemplated under this Agreement to be available to FLIC in each applicable jurisdiction as of the filing of any quarterly or annual financial statements by FLIC.

                                   ARTICLE VI

                           ACCOUNTING AND SETTLEMENT

A. Net Daily Adjustment. FLIC shall pay to MLLIC, or MLLIC shall pay to FLIC, as the case may be, on each Business Day, any Net Daily Adjustment for the preceding Business Day. The Net Daily Adjustment shall, for Policies reinsured by MLLIC, be the amount calculated by comparing:

         1. the sum of:

         (a)     the gross premiums collected on all Policies;

         (b) the interest payments and principal repayments on all Policy loans;

         (c) the mortality risk, expense risk and other Policy charges collected and withdrawn from the Separate Account;

         (d) the amount of funds transferred from the Separate Account to the general account of FLIC in connection with the payment of surrender, death, withdrawal, annuity or Policy loan benefits, or in connection with a transfer to a fixed account option within a variable annuity Policy;

         (e) the amount of any net gain from any investment or disinvestment in the Separate Account, whenever occurring, having resulted in a value other than the corresponding value charged or credited under the Policies (i.e., breakage); and

         (f) any other fees, charges, premiums or costs, or portion thereof, collected during the preceding Business Day, which would be payable to the general account of FLIC in the absence of this indemnity reinsurance of the Policies.

2.       with the sum of the following:

         (a) the commissions paid (net of refunds), as specified in the FLIC General Agency Agreement with Merrill Lynch Life Agency, Inc., for all Policies;

         (b) the administrative expense allowances, defined as any net charges under the Service Agreement between Merrill Lynch Insurance Group, Inc., FLIC and MLLIC dated November 29, 1990, ("Service Agreement"), attached hereto as Exhibit "C", payable by FLIC for the administration of the Policies, or any charges payable by FLIC to MLLIC under any subsequent services agreement which supersedes the Services Agreement;

         (c) the amount of any state, municipal or other premium or gross receipts taxes paid with respect to Policy premiums collected;

         (d) the amount of brokerage and any similar charges paid by FLIC in connection with the purchase, sale, redemption or maintenance of Separate Account assets;

         (e) the Third Party Reinsurance premiums paid by FLIC;

         (f) the Policy benefits paid, including death benefits (net of Third Party Reinsurance reimbursements), full or partial cash surrender benefits, full or partial withdrawal benefits, maturity benefits, annuity payments, Policy loan benefits and premium (or other) refunds;

         (g) the amount of funds transferred from the general account of FLIC to the Separate Account in connection with maintaining the Policy Account;

         (h) the amount of any net loss from any investment or disinvestment in the Separate Account, whenever occurring, having resulted in a value other than the corresponding value charged or credited under the Policies (i.e., breakage); and

         (i) any other fees, charges, premiums or costs, or portion thereof, payable on such day by the general account of FLIC under the terms of the Policies.

         Reimbursements listed above shall not be made with respect to items accrued by FLIC prior to the Effective Date.

         If the sum of items in 1. exceeds the sum of items in 2. for the preceding Business Day, then (subject to the provisions of Section C.) such excess shall be paid by FLIC to MLLIC by wire transfer of immediately available funds before the end of business on the current Business Day. Conversely, if the sum of the items in 2. exceeds the sum of the items in 1. for the preceding Business Day, then (subject to the provisions of Section C.) such excess shall be paid by MLLIC to FLIC by wire transfer of immediately available funds before the end of business on the current Business Day.

B.       Benefit Payments.

         1.      Generally.

                 (a) The amount of MLLIC's payment with respect to benefit payments under the Policies as identified in A. 2.
                          (f) above shall be net of MLLIC's share of the amounts then held in the Policies Account pursuant to
                          Article V B. 1. hereof, or transferred from the Separate Account pursuant to A. 1. (d) above.

                 (b) MLLIC shall have full responsibility and authority for all benefit payment determinations or settlements, and shall be solely responsible for all expenses associated with benefit payment determinations or settlements. Such benefit payment authority shall be subject to FLIC's guidelines as in effect on the Effective Date of this Agreement and any amendments to such guidelines may only be made by mutual written agreement of FLIC and MLLIC.

         2. Joint Payment Account Option. At any time during the Reinsurance Period, upon ten (10) days notice to FLIC, MLLIC at its sole option may require the establishment of a joint bank account for the purpose of making such benefit payments of the type identified in A. 2. (f) above, with the signatures of both FLIC and MLLIC required for checks drawn on such account.

C.       Cash Settlement and Accounting.

         1. Daily Cash Settlements. At the end of each Business Day, FLIC shall notify MLLIC of the payments required the next Business Day under Section A. above. MLLIC or FLIC, as the case may be, shall make the required payments on such next Business Day by wire transfer of New York clearinghouse funds. Daily statements may be based upon reasonable approximations. Daily statements shall be in a form agreed to by FLIC and MLLIC in writing.

         2. Monthly Cash Statements. At the end of the Business Day next succeeding the end of each calendar month, FLIC will provide MLLIC with a statement for the month. Monthly statements shall be in a form agreed to by FLIC and MLLIC in writing.
                 The statement may reflect a correction or adjustment, in which event MLLIC or FLIC, as the case may be, shall make any required payment on the day following notification thereof in accordance with the method for cash payments prescribed by Section C. 1. above. Any further adjustment as may be required shall be made promptly following agreement of the parties or completion of any audit pursuant to Section C. 4. below.

         3. Form of Statements. All statements provided pursuant to Sections C. 1. and 2. above shall summarize the items to be settled in reasonable detail. It is intended that the statements be transmitted by facsimile or other similar means of convenient written communication, but, in the event that any statement cannot be transmitted after application of reasonable efforts, FLIC may notify MLLIC of any settlement due by oral communication, in which case FLIC shall provide hard copy of the settlement statement as promptly as practicable.

         4. Right to Audit. MLLIC shall have the right to audit the amounts contained in any statements delivered under Section C.
                 3. For such purposes, MLLIC and its employees, professional advisors and agents shall have a right to review and copy the relevant books and records of FLIC and to discuss such matters with employees of FLIC during normal business hours. FLIC agrees to instruct its independent public accountants and actuaries to provide information to MLLIC and render reasonable assistance to them in conducting any such audit.

         5. General Right of Offset. Notwithstanding any provision of this Agreement, any and all amounts due from MLLIC to FLIC or from FLIC to MLLIC under this Agreement may be offset against amounts due from one party to the other under this Agreement or under any other written agreement hereafter entered into by and between the parties, in settling and making payments on a net basis of amounts due under this Agreement and any subsequent written agreements.

                                  ARTICLE VII

                              TERM AND TERMINATIoN

A. Term. Except as otherwise provided herein, this Agreement shall be for an unlimited duration.

B. Termination by MLLIC. MLLIC shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days notice to FLIC with respect to future business only, without recapture, unless the parties otherwise mutually agree.

                                  ARTICLE VIII

                                   INSOLVENCY

         Any risks or obligations reinsured pursuant to this Agreement shall be payable by MLLIC on the basis of the liability under this Agreement without diminution because of any insolvency of FLIC. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of FLIC, all amounts payable by MLLIC hereunder shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator or statutory successor of FLIC having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claim. Payments by MLLIC as set forth above shall be made directly to FLIC or to its conservator, liquidator or statutory successor. The conservator, liquidator or statutory successor of FLIC shall give written notice of the pendency of any claim against FLIC indicating the Policy reinsured within a reasonable time after such claim is filed, and MLLIC may interpose, at its own expense in the proceeding where such claim is to be adjudicated, any defense or defenses which MLLIC may deem available to FLIC or its conservator, liquidator or statutory successor. The expense thus incurred by MLLIC shall be payable subject to court approval out of the estate of FLIC as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to said estate solely as a result of the defense undertaken by MLLIC. Any debts or credits, liquidated or unliquidated, in favor of or against either FLIC or MLLIC with respect to this Agreement which exist on the date of the entry of a receivership or liquidation order, are deemed mutual debits or credits as the case may be and shall be set off and only the balance shall be allowed or paid.

                                   ARTICLE IX

                                  ARBITRATION

         Any dispute which may arise between FLIC and MLLIC under this Agreement shall be settled by an equitable rather than a strictly legal interpretation pursuant to arbitration conducted in accordance with the commercial Rules of the American Arbitration Association. In such cases, the parties will submit their differences to three (3) arbiters, who shall be officers of insurance companies other than the parties and their affiliates, or subsidiaries: one (1) to be selected by FLIC, one (1) to be selected by MLLIC, and the third to be selected by the arbiters named by the parties herein. In the event of disagreement between the arbiters, the decisions will rest with the majority. The decision of the majority of the arbiters shall be binding upon the parties herein without appeal. The arbiters will be relieved of all judicial formality and may abstain from the strict rules of law.

         Arbitration may be initiated by either FLIC or MLLIC (the petitioner) by written notice to the other party identifying the nature of the dispute, demanding arbitration and naming its arbiter. The other party (the respondent) shall have 10 days after receipt of said notice within which to designate its arbiter. The third arbiter shall be chosen by the two arbiters named by the parties within 10 days thereafter and the arbitration shall be held at the place hereinafter set forth 10 days after the appointment of the third arbiter. Should the two arbiters not be able to agree on the choice of the third, then the appointment shall be as follows: Each party will chose three arbiters, two of which shall be refused by the opposing party. The third arbiter shall then be selected by lot from the remaining two. If the respondent does not name its arbiter within 10 days, the petitioner may designate the second arbiter and the respondent will not be aggrieved thereby.

         Arbitration shall take place in New York, New York or any other site agreed upon by the arbiters. The expense of the arbitration proceeding shall be borne by the losing party; provided that each party shall be responsible for expenses it incurs with respect to preparation for and presentation of evidence and witnesses at the proceeding, including the expense of the arbiter it selects. The decision of the arbiters may be entered as a final judgment on any court of competent jurisdiction.

                                   ARTICLE X

                              PARTIES TO AGREEMENT

         This Agreement is an indemnity reinsurance agreement solely between FLIC and MLLIC and performance of the obligations of each party under this Agreement shall be rendered solely to the ether party. In no instance shall anyone other than FLIC or MLLIC have any rights under this Agreement, and FLIC shall be and remain solely liable to any policyholder, contractholder or beneficiary under any policy or contract reinsured hereunder.

                                   ARTICLE XI

                           EFFECTIVE DATE AND CLOSING

         This Agreement shall become effective on December 25, 1990 but assets and liabilities shall be valued as of 11:59 p.m., Eastern Standard Time on December 31, 1990.

                                  ARTICLE XII

                                 MISCELLANEOUS

         The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. No provision of this Agreement shall be construed against either party on the ground that such party drafted the provision or caused it to be drafted. This Agreement shall bind and inure to the sole benefit of the Parties and their respective successors and assigns and shall not confer any benefit on any other person.

                                  ARTICLE XIII

                                  COUNTERPARTS

This Agreement may be executed in counterparts with the same effect as if FLIC and MLLIC had executed a single instrument. Each counterpart shall be deemed an original of this Agreement.

                                  ARTICLE XIV

                                   EXECUTION

IN WITNESS WHEREOF, FLIC and MLLIC have caused this Agreement to be executed by their respective officers duly authorized to do so, as of the date first written above.

                         FAMILY LIFE INSURANCE COMPANY


BY:    /s/ D. MCKAY SNOW                   BY:    /s/ CRAIG F. LIKKEL
   -----------------------------              ---------------------------
           D. McKay Snow                              Craig F. Likkel


TITLE:  Senior Vice President              TITLE:Vice President & Actuary
      --------------------------                 ------------------------


                      MERRILL LYNCH LIFE INSURANCE COMPANY


BY:    /s/ KENNETH KACZMAREK               BY:    /s/ CRAIG F. LIKKEL
   --------------------------------           --------------------------
           Kenneth Kaczmarek                          Craig F. Likkel


TITLE:Senior Vice President, C.F.O.        TITLE:Vice President & Actuary
      -----------------------------              ------------------------

                                   EXHIBIT A

                                       to

                        INDEMNITY REINSURANCE AGREEMENT



The life insurance policies and annuity contracts 100% indemnity reinsured pursuant to this Agreement are all policies and contracts of the form numbers and descriptions listed below which:

(1)      are in force on the Effective Date of this Agreement; or

(2) are issued by FLIC on or after the Effective Date of this Agreement and during the Reinsurance Period.

FLIC also agrees to take, upon MLLIC's request, all actions necessary to market all policy and contract forms of a similar nature as MLLIC may develop and designate in the future and further agrees that all such policies and contracts will be added to the above list of forms which are covered by this Agreement.


Policy Number                              Description
-------------                              -----------

LIFE
         AL- 698          Single Premium Whole Life (NJ)
         AL- 772          Single Premium Whole Life (Enhanced version)
         AL- 773          NC version of AL- 772
         AL- 774  1187    MN version of AL- 772
         AL- 790          Single Premium Whole Life (Rate version)
         AL- 792          Second-to-die Single Premium Whole Life
         AL- 798          NC version of AL- 790
         AL- 799  1187    MN version of AL- 790
         AL- 819          NC version of AL- 792
         AL- 820  1187    MN version of AL- 792
         AL- 858          CA/WA version of AL- 772
         AL- 863          CA/WA version of AL- 790
         AL- 877          CA/WA version of AL- 792
         AL- 917          IN version of AL- 792
         AL-1031          Seven Pay Whole Life
         AL-1041          Interest-Sensitive Whole Life
         AL-1122          NC version of AL-1041
  *      AL- 710          MN version of AL-698

ANNUITIES
         AY-  2   1185    Variable Annuity
         AY-  9    286    Single Premium Deferred Annuity
         AY-  9    483    PA version of AY-   9   286
         AY- 15    486    Flexible Premium Annuity
         AY- 16    988    MN version of AY-   2  1185
         AY- 17    988    MN version of AY-  15   486
         AY- 19    988    MN version of AY-   9   286

         AY- 24   988     OR version of AY-   2  1185
         AY- 25   988     OR qualified version of AY-   2   1185
         AY- 26           OR qualified version of AY-   9    286
         AY- 27           OR qualified version of AY-  15    486
         AY- 31           Single Premium Deferred Annuity
                               (Select 1 & 3 Year, no bailout)
         AY- 32           Single Premium Deferred Annuity
                               (Select 1 & 3 Year, bailout)
         AY- 33           Single Premium Deferred Annuity
                               (Select 4 year guarantee)
         AY- 68   583     Structured Settlement Annuity (with
                               life contingency)
         AY-326           MA version of AY-   9   286
         AY-360           Group Modified Guaranteed Annuity
         AY-371           Immediate Annuity
  *      AY-  2  1180     Variable Annuity
  *      AY-  2   182     Variable Annuity
  *      AY-  3  1180     Companion Fixed to Variable Annuity
  *      AY-  3   182     Companion Fixed to Variable Annuity
  *      AY-  3   283     Companion Fixed to Variable Annuity
  *      AY-  4           Structured Settlement Annuity (without
                               life contingency)


*        No longer issued

                                   EXHIBIT B

                                       to

                        INDEMNITY REINSURANCE AGREEMENT


                       Third Party Reinsurance Agreements


Life Automatic Reinsurance Agreement (No. 2240-7), effective June 1, 1986, by and between Family Life Insurance Company and Transamerica Occidental Life Insurance Company.

Reinsurance Agreement, effective June 2, 1986, by and between Family Life Insurance Company and The Lincoln National Life Insurance Company.

Automatic Reinsurance Agreement, effective January 1, 1988, by and between Family Life Insurance Company and North American Reassurance Company.

Automatic Reinsurance Agreement, effective October 1, 1989, by and between Family Life Insurance Company and North American Reassurance Company.

Automatic Reinsurance Agreement (No. 1183), effective August 1, 1989, by and between Family Life Insurance Company and Phoenix Mutual Life Insurance Company.

                                   EXHIBIT C

                                       to

                        INDEMNITY REINSURANCE AGREEMENT


                               Service Agreement
                                    between
                      Merrill Lynch Insurance Group, Inc.
                                 FLIC and MLLIC

                            dated November 29, 1990

                               SERVICE AGREEMENT
                                    BETWEEN
                      MERRILL LYNCH INSURANCE GROUP, INC.,
                         FAMILY LIFE INSURANCE COMPANY
                                      AND
                      MERRILL LYNCH LIFE INSURANCE COMPANY


         This Service Agreement is entered into as of the 29th day of November, 1990 between Family Life Insurance Company, a Washington corporation ("FLIC"), Merrill Lynch Life Insurance Company, a Washington corporation ("MLLIC") and Merrill Lynch Insurance Group, Inc., a Delaware corporation, for itself and for its affiliates other than FLIC and MLLIC ("MLIG").

                              W I T N E S S E T H:

         WHEREAS, FLIC is a wholly-owned subsidiary of MLIG, and MLLIC is a wholly-owned subsidiary of FLIC and

         WHEREAS, each party to this Agreement desires to utilize certain services to be provided by the other parties in carrying out certain of their respective corporate functions, and

         WHEREAS, each party is willing to furnish, or cause its affiliates to furnish, such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties do hereby mutually agree as follows, effective as to FLIC and MLLIC respectively, only so long as it is an affiliate of MLIG:

         1. Each party will provide or contract or arrange with any of its affiliates for the providing of, as available, services as listed in Exhibit I hereto, if and to the extent requested by the other. Exhibit I may be modified from time to time by agreement between the parties.

         2. For services provided, the service recipient agrees to pay the service provider:

                 (a) the amounts as may be specified in one or more Schedules, pertaining to particular categories of services, as may be executed by the parties and attached to and incorporated into this Agreement; or

                 (b) if not so specified, to pay those charges (direct and indirect) and expenses incurred by the service provider which, as reasonably determined by the service provider and demonstrated to the reasonable satisfaction of service recipient, reflect actual cost of such services to the service provider, provided that

                          (1) charges and expenses for personnel shall be based on a reasonable allocation of the time spent on service recipient matters relative to time spent on other matters;

                          (2) charges and expenses for property or other services shall be based on a reasonable allocation of the proportion of and period of time such property or services is utilized for service recipient matters relative to that utilized for other matters, and;

                          (3) no charges or expenses shall exceed those charged by the service provider in the relevant market for comparable personnel, property or services as the case may be.

After the end of each month, the service provider will send the service recipient a bill covering service charges and expenses which have been incurred, or the amount of which has been ascertained, during such month, and the service recipient will pay for such charges and expenses upon receipt of the bill.

         3. The books, accounts and records of MLIG, its affiliates providing services hereunder, FLIC and MLLIC as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges, expenses or fees hereunder. The service recipient shall have the right, at its own expense, and at any reasonable time, to make an audit of the services rendered and the amounts charged therefor.

         4. The term of this Agreement shall commence as of the date hereinabove indicated and continue until December 31, 1990, and thereafter shall be deemed to be renewed automatically, upon the same terms and conditions, for successive periods of one year each, until any party, at least 60 days prior to the expiration of the original term or of any extended term, shall give written notice to the other parties of its intention not to renew the Agreement, provided that, notwithstanding the foregoing, electronic data processing services will be made available to the service recipient for up to six months following any such termination, if the service recipient shall so request.

         5. It is understood that (a) MLIG, any of its affiliates or subsidiaries, will invest for their own account and may act as investment advisor for others and that MLIG or such others or persons or organizations affiliated with MLIG could have investment interests adverse to the interests of FLIC or MLLIC in the same or related investments; (b) MLIG is not obligated to make available to FLIC or MLLIC any particular investment opportunity which comes to MLIG or its subsidiaries or affiliates, regardless of whether such opportunity is consistent with the investment policies of FLIC or MLLIC; and
(c) FLIC and MLLIC shall retain full control over their respective investment activities, and MLIG or any of its affiliates or subsidiaries shall have no power or authority by virtue of this Agreement, whether as agent or otherwise, to obligate or commit FLIC or MLLIC for the acquisition or disposition of any investment.

         6. All differences between MLIG, FLIC and MLLIC on which agreement cannot be reached will be decided by arbitration. The arbitrators will interpret this Agreement in accordance with the usual business practices, rather than strict technicalities or rules of law. Three arbitrators will decide any differences. They must be officers of life insurance companies other than the parties to this agreement, their parents, subsidiaries and affiliates. One of the arbitrators is to be appointed by service provider and one by the service recipient, and these two will select a third. If the two are unable to agree on a third, the choice will be left to the President of the American Council of Life Insurance or its successor organization. The arbitrators' decision will be by majority vote and no appeal will be taken from it. The costs of the arbitration will be borne by the losing party unless the arbitrators decide otherwise.

         7. No assignment of this Agreement shall be made by any party without the consent of the other parties.

         8. Subject to the foregoing Clause 7, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         9. This Agreement shall supersede that Management Services Agreement between FLIC and MLLiC dated April 28, 1986.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                           MERRILL LYNCH INSURANCE GROUP, INC.



                                           By:
                                               -------------------------------


                                           FAMILY LIFE INSURANCE COMPANY



                                           By:
                                               -------------------------------


                                           MERRILL LYNCH LIFE INSURANCE COMPANY



                                           By:
                                               -------------------------------

                                   EXHIBIT I

                              To Service Agreement
                          Between MLIG, FLIC and MLLIC


Personnel, Property and Services (except as provided under separate agreements or Schedules):

                 1.       Accounting and auditing.

                 2.       Actuarial.

                 3.       Administration.

                 4.       Advertising, marketing and public relations.

                 5. Claims (pursuant to the service recipient's guidelines and subject to final approval by the service recipient).

                 6.       Corporate Secretary.

                 7.       Development of software programs.

                 8.       Electronic data processing.

                 9.       Financial and cash advice or management.

                 10.      Investment advisory or management.

                 11.      Legal.

                 12.      Office and general supplies.

                 13.      Payroll services.

                 14.      Personnel.

                 15.      Premium billing and collection.

                 16.      Printing.

                 17.      Product design and development.

                 18.      Regulatory filings and reports.

                 19.      Storage.

                 20. Underwriting (pursuant to the service recipient's guidelines and subject to final approval by the service recipient).

                                AMENDMENT NO. 1

                                       to

                        INDEMNITY REINSURANCE AGREEMENT

                                    between

                         FAMILY LIFE INSURANCE COMPANY

                                      and

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                            dated December 28, 1990
                     (hereafter referred to as "Agreement")


                 The Agreement, to which this amendment is attached and made a part of, is amended this 21st day of March, 1991 as follows:

                 A)       Article V D. is replaced as follows:

                 "If, under the insurance laws and regulations of any jurisdiction the full statutory reserve credit contemplated by this Agreement is or becomes unavailable to FLIC as to such jurisdiction, MLLIC shall take any and all action necessary to make such full statutory reserve credit available to FLIC. In doing so, MLLIC shall have the discretion to utilize any means available under the laws of the applicable jurisdiction to make such full statutory reserve credit available to FLIC, which may include, but not be limited to, permitting FLIC to withhold funds, establishing a reserve trust account or posting a letter of credit. If a letter of credit is utilized it shall be furnished and maintained by MLLIC for the benefit of FLIC and be clean, irrevocable and unconditional and otherwise of such nature and amount as to satisfy the requirements of the particular jurisdiction for purposes of establishing full statutory reserve credit for FLIC.

                          In the event that MLLIC shall fail or refuse to
                 fulfill any of its obligations under this Agreement relating to the payment of liability, FLIC shall be entitled to proceed under the terms and conditions of any letter of credit, trust agreement or any other agreement relating to the same and seize and take possession of the funds represented by the same and apply those funds to reduce MLLIC's obligations to FLIC."

                 B) Paragraph 1.(a) of Section A., Net Daily Adjustment, of Article VI, ACCOUNTING AND SETTLEMENT is replaced as follows:

                 "the gross premium collected on all policies, net of premiums to be allocated to the Separate Account pursuant to contract owner instructions;"

                 C)       Exhibit A to the Agreement is amended as follows:

                          1. to add the following to the second full paragraph thereof: "Any expenses incurred by FLIC in connection with the actions it may be necessarily required to take regarding the marketing of additional policy and contract forms shall be the responsibility of, and shall be paid or reimbursed by, MLLIC."

                          2. to delete "(NJ)" from the description of policy form number AL- 698; and

                          3.    to add the following policies:

                                LIFE:
                                     AL- 698-1        Texas version of AL-  698
                                                         with 1 year guarantee

                                     AL- 698-3        Texas version of AL-  698
                                                         with 3 year guarantee

                                     AL- 698-5        Texas version of AL-  698
                                                         with 5 year guarantee

                                     AL- 772-1        Texas version of AL-  772
                                                         with 1 year guarantee

                                     AL- 772-3        Texas version of AL-  772
                                                         with 3 year guarantee

                                     AL- 772-5        Texas version of AL-  772
                                                   with 5 year guarantee

                               AL- 790-1        Texas version of AL-  790
                                                   with 1 year guarantee

                               AL- 790-3        Texas version of AL-  790
                                                   with 1 year guarantee

                               AL- 790-5        Texas version of AL-  790
                                                   with 5 year guarantee

                         FIXED ANNUITIES:
                               AY- 9 483-1      Texas version of AY- 9 483
                                                        with 1 year guarantee

                               AY- 9 483-3      Texas version of AY- 9 483
                                                        with 3 year guarantee

                               AY- 9 483-5      Texas version of AY- 9 483
                                                        with 5 year guarantee

                               AY-70            Connecticut version of
                                                        AY- 9 286


                 IN WITNESS WHEREOF, FLIC and MLLIC have caused this Amendment to be executed by their respective officers duly authorized to do so.


                         FAMILY LIFE INSURANCE COMPANY


                   BY
                      -------------------------------------

                   TITLE
                         ----------------------------------



                      MERRILL LYNCH LIFE INSURANCE COMPANY


                   BY
                      -------------------------------------

                   TITLE
                         ----------------------------------

                                   EXHIBIT C

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT


                  Policies to be Assumed by MERRILL LYNCH LIFE INSURANCE COMPANY

All policies and contracts listed below the owners of which reside in the listed jurisdictions, which are in force on the Effective Date of this Agreement or are issued by FLIC subsequently thereto pursuant to the Stock Purchase Agreement and the Indemnity Reinsurance Agreement.


JURISDICTIONS                     POLICY FORM NUMBERS AND DESCRIPTION
-------------                     -----------------------------------

                                  LIFE:
District of Columbia,
Guam, the Virgin Islands          AL - 698           Single Premium Whole Life
and all states except             AL - 698-1         TX version of AL - 698 with 1 year guarantee
Alabama, Maine, New               AL - 698-3         TX version of AL - 698 with 3 year guarantee
Hampshire, New York,              AL - 698-5         TX version of AL - 698 with 5 year guarantee
North Carolina, Ohio and          AL - 772           Single Premium Whole Life (Enhanced version)
Vermont                           AL - 772-1         TX version of AL - 772 with 1 year guarantee
                                  AL - 772-3         TX version of AL - 772 with 3 year guarantee
                                  AL - 772-5         TX version of AL - 772 with 5 year guarantee
                                  AL - 774 1187      MN version of AL - 772
                                  AL - 790           Single Premium Whole Life (Rate version)
                                  AL - 790-1         TX version of AL - 790 with 1 year guarantee
                                  AL - 790-3         TX version of AL - 790 with 3 year guarantee
                                  AL - 790-5         TX version of AL - 790 with 5 year guarantee
                                  AL - 792           Second-to-die Single Premium Whole Life
                                  AL - 799 1187      MN version of AL - 790
                                  AL - 820 1187      MN version of AL - 792
                                  AL - 858           CA/WA version of AL - 772
                                  AL - 863           CA/WA version of AL - 790
                                  AL - 877           CA/WA version of AL - 792
                                  AL - 917           IN version of AL - 792
                                  AL - 1031          Seven Pay Whole Life
                                  AL - 1041          Interest-Sensitive Whole Life
                                 *AL - 710           MN version of AL - 698

                                  FIXED ANNUITIES:

                                  AY -  9   286      Single Premium Deferred Annuity
                                  AY -  9   483      PA version of AY - 9 286
                                  AY -  9   483-1    TX version of AY - 9 483 with 1 year guarantee
                                  AY -  9   483-3    TX version of AY - 9 483 with 3 year guarantee
                                  AY -  9   483-5    TX version of AY - 9 483 with 5 year guarantee
                                  AY -  15  486      Flexible Premium Annuity
                                  AY -  17  988      MN version of AY - 15  286
                                  AY -  19  988      MN version of AY -  9 286
                                  AY -  26           OR qualified version of AY -  9 286
                                  AY -  27           OR qualified version of AY - 15 286
                                  AY -  31           Single Premium Deferred Annuity (Select 1 & 3 Year, no bailout)
                                  AY -  32           Single Premium Deferred Annuity (Select 1 & 3 Year, bailout)
                                  AY -  33           Single Premium Deferred Annuity (Select 5 year guarantee)
                                  AY -  68  583      Structured Settlement Annuity (with life contingency)
                                  AY -  79           CT version of AY - 9 286
                                  AY - 326           MA version of AY - 9 286
                                  AY - 360           Group Modified Guaranteed Annuity
                                  AY - 371           Immediate Annuity
                                 *AY -   4           Structured Settlement Annuity (without life contingency)

                                   EXHIBIT C

                                       to

                    ASSUMPTION REINSURANCE AGREEMENT (cont.)



                              VARIABLE ANNUITIES:

District of Columbia,
Guam, the Virgin Islands           AY -  2 1185      Variable Annuity
and all states except              AY - 24  988      OR version of AY - 2 1185
Alabama, Delaware, Maine,          AY - 25  988      OR qualified version of AY - 2 1185
Minnesota, New Hampshire,         *AY -  2 1180      Variable Annuity
New York, North Carolina,         *AY -  2  182      Variable Annuity
Ohio and Vermont                  *AY -  3 1180      Companion Fixed to Variable Annuity
                                  *AY -  3  182      Companion Fixed to Variable Annuity
                                  *AY -  3  283      Companion Fixed to Variable Annuity


                                  *No longer issued

                                   EXHIBIT D

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT


             Policies to be Assumed by TANDEM INSURANCE GROUP, INC.

All policies and contracts listed below the owners of which reside in the listed jurisdictions, which are in force on the Effective Date of this Agreement or are issued by FLIC subsequently thereto pursuant to the Stock Purchase Agreement and the Indemnity Reinsurance Agreement.


JURISDICTIONS                     POLICY FORM NUMBERS AND DESCRIPTION

                                   EXHIBIT E

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT


                   Policies to be Assumed by ROYAL TANDEM LIFE INSURANCE COMPANY

All policies and contracts listed below the owners of which reside in the listed jurisdictions, which are in force on the Effective Date of this Agreement or are issued by FLIC subsequently thereto pursuant to the Stock Purchase Agreement and the Indemnity Reinsurance Agreement.


JURISDICTIONS                     POLICY FORM NUMBERS AND DESCRIPTION

                                   EXHIBIT F

                                       to

                        ASSUMPTION REINSURANCE AGREEMENT


                             ASSUMPTION CERTIFICATE


Policy or Contract Number:
                           ---------------------------------------

         This is to certify that as of 12:01 a.m. (standard time at the address of the owner of the above captioned policy or contract) on _________________,
1991,     (Name of Reinsurer)    , a _________________ stock insurance company,
hereby assumes all liability for performance of the terms of the policy or contract identified above and issued by FAMILY LIFE INSURANCE COMPANY, a Washington stock insurance company, the same as if it had been originally
issued by     (Name of Reinsurer)        .

         Signed at the executive offices of       (Name of Reinsurer)   at
______________________.




                            ------------------------------------------------
                                                      , President




                            ------------------------------------------------
                                                      , Secretary





                                   IMPORTANT


This certificate becomes a part of your policy and should be attached thereto.
All correspondence and inquiries should be directed to         (Name of
Reinsurer)                  , ____________________________________
____________________________________ (address).




Form No.
         -----------